Exhibit 5.1

July 30, 2026

To:

 Cyabra, Inc.

13 Gershon Shatz

Tel Aviv, Israel 6997543

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Cyabra, Inc., a Delaware corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-1 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), for the offer and resale by the selling shareholders identified in the Registration Statement (the “Selling Shareholders”) of up to 150,621,827 shares of the Company's common stock, par value $0.0001 per share (the “Common Stock”), consisting of: (A) (i) 1,175,090 shares of Common Stock (the “PIPE Shares”), (ii) 12,643,680 shares of Common Stock issuable upon the exercise of pre-funded warrants (the “Pre-Funded Warrants”), (iii) 13,818,770 shares of Common Stock issuable upon the exercise of Series A common warrants (the “PIPE Series A Warrants”), and (iv) 13,818,770 shares of Common Stock issuable upon the exercise of Series B common warrants (the “PIPE Series B Warrants”), issued pursuant to certain securities purchase agreements, dated as of July 9, 2026 (the “Securities Purchase Agreements”), by and between the Company and the Selling Shareholders; (B) 35,648,276 shares of Common Stock issuable upon the conversion of the Company’s Series A Convertible Preferred Stock and Series B Convertible Preferred Stock, or upon the exercise of pre-funded warrants that may be issued in lieu thereof (the “Conversion Shares”), pursuant to certain conversion agreements, dated as of July 9, 2026 (the “Conversion Agreements”), by and between the Company and certain Selling Shareholders; and (C) (i) 24,505,747 shares of Common Stock or shares of Common Stock issuable upon the exercise of pre-funded warrants that may be issued in lieu thereof (the “Exchange Shares” and together with the PIPE Shares and the Conversion Shares, the “Shares”), (ii) 24,505,747 shares of Common Stock issuable upon the exercise of Series A common warrants (the “Exchange Series A Warrants”, and together with the PIPE Series A Warrants, the “Series A Warrants”), and (iii) 24,505,747 shares of Common Stock issuable upon the exercise of Series B common warrants (the “Exchange Series B Warrants” together with the PIPE Series B Warrants, the “Series B Warrants”), issuable pursuant to that certain Exchange Agreement, dated as of July 9, 2026 (the “Exchange Agreement”, and together with the Securities Purchase Agreements and the Conversion Agreements, the “Agreements”), by and between the Company and the signatory thereto. The Series A Warrants, the Series B Warrants and the Pre-Funded Warrants are collectively referred to herein as the “Warrants.” The shares of Common Stock issuable upon exercise of the Warrants are referred to herein as the “Warrant Shares.”

This opinion letter is rendered pursuant to Items 601(b)(5) and (b)(23) of Regulation S-K promulgated under the Securities Act.

In connection herewith, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, to which this opinion is attached as an exhibit; (ii) the Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”); (iii) the Certificates of Designation with respect to the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock and the Series C Convertible Preferred Stock (collectively, the “Certificate of Designation”); (iv) the proposed amendments to the Certificates of Designation with respect to the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock and the Series C Convertible Preferred Stock (collectively, the “Amendments to the Certificate of Designation”); (v) the Amended and Restated Bylaws of the Company (the “Bylaws”); (vi) resolutions of the board of directors of the Company (the “Board”) and of committees of the Board relating to the Registration Statement, the Agreements and the transactions contemplated by the Agreements; (vii) the forms of the Warrants; and (viii) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, as we have deemed relevant and necessary as a basis for the opinions hereafter set forth. We have also made inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents. Other than our examination of the documents indicated above, we have made no other examination in connection with this opinion.

We have further assumed that (i) at the time of any issuance of the Warrant Shares, the Conversion Shares and the Exchange Shares, the Company will have a sufficient number of authorized and unissued shares of Common Stock available for issuance; (ii) the Warrants will be exercised and the transactions contemplated by the Conversion Agreements and the Exchange Agreement will be consummated, in each case in accordance with their respective terms and the terms of the applicable Agreements; (iii) all required stockholder approvals will have been obtained prior to the exercise of the PIPE Series A Warrants, the PIPE Series B Warrants, the Exchange Series A Warrants and the Exchange Series B Warrants, and the issuance of any Conversion Shares or Exchange Shares and (iv) the filings of the Amendments to the Certificate of Designation shall have been made with the Secretary of State of Delaware.

Based upon and subject to the foregoing, we are of the opinion that: (i) the PIPE Shares have been duly authorized and are validly issued, fully paid and non-assessable; (ii) the PIPE Series A Warrants, the PIPE Series B Warrants and the Pre-Funded Warrants have been duly authorized; (iii) the Warrant Shares, when issued and delivered by the Company in accordance with the terms of the applicable Warrants (including the Warrants issuable pursuant to the Exchange Agreement, where applicable), will be validly issued, fully paid and non-assessable; (iv) the Conversion Shares have been duly authorized and, when issued and delivered by the Company in accordance with the terms of the Certificate of Designation and the Conversion Agreements, will be validly issued, fully paid and non-assessable; and (v) the Exchange Shares, when issued and delivered by the Company in accordance with the terms of the Exchange Agreement, will be validly issued, fully paid and non-assessable.

We are members of the Bar of the State of New York, and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of the State of New York and the General Corporation Law of the State of Delaware (the “DGCL”), including the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the DGCL and such Constitution. We express no opinion as to any matter relating to the laws of any other jurisdiction. This opinion set forth herein is made as of the date hereof and subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same. This opinion expressed herein is based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement this opinion should such law be changed by legislative action, judicial decision or otherwise. This opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters.

This opinion is rendered to you in connection with the filing of the Registration Statement. This opinion may not be relied upon for any other purpose, or furnished to, quoted or relied upon by any other person, firm or corporation for any purpose, without our prior written consent, except that (A) this opinion may be furnished or quoted to judicial or regulatory authorities having jurisdiction over you, and (B) this opinion may be relied upon by purchasers and holders of the securities covered by the Registration Statement currently entitled to rely on it pursuant to applicable provisions of federal securities law.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder or Item 509 of the SEC’s Regulation S-K promulgated under the Securities Act.

Very truly yours,

/s/ Sullivan & Worcester
Sullivan & Worcester